Exhibit 99.1

B. Riley Financial Reports First Quarter 2021 Results; Declares $3.00 Dividend

Reports net income of $252.9 million, diluted EPS of $8.81

Total revenues of $600.2 million, operating revenues of $333.2 million

Total adjusted EBITDA of $385.5 million, operating EBITDA of $122.7 million

Declares dividend of $3.00 per share, includes $0.50 regular and $2.50 special

LOS ANGELES, May 3, 2021 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified financial services company, today announced its financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Highlights

●	Net income available to common shareholders of $252.9 million, or $8.81 per diluted share
●	Total quarterly revenues of $600.2 million, total adjusted EBITDA (1) of $385.5 million
●	Operating revenues (2) of $333.2 million vs. $182.2 million for Q1 2020
●	Operating adjusted EBITDA (3) of $122.7 million vs. $70.9 million for Q1 2020
●	Investment gains (4) of $266.9 million as of March 31, 2021
●	Completed acquisition of National Holdings, enhancing wealth management and capital markets
●	Declared total quarterly dividend of $3.00 per common share

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial, said: “Our first quarter performance again demonstrates the combined platform’s strength and earnings power, with this period driven by particularly exceptional results from our investment banking group. Our results were enhanced by investment gains of approximately $267 million, coupled with a year-over-year increase of over 80 percent and 70 percent, respectively, for quarterly operating revenues and operating EBITDA. These results reflected the upside from capital markets in addition to steady and recurring contributions from the balance of our businesses.”

Tom Kelleher, Co-Chief Executive Officer of B. Riley Financial, added: “During the quarter, we completed the acquisition of National Holdings and welcomed nearly 700 registered representatives to B. Riley. With $31 billion in combined assets as of March 31, the addition of National to wealth management creates meaningful scale and distribution for our overall platform.”

“We also added a new risk and compliance practice that is in high demand by our customers and enhances our advisory services. As we continue to build on and deepen our core capabilities in capital markets, restructuring and advisory, we are seeing more opportunities and increased collaboration across our businesses,” Kelleher stated. “With the diversity of our platform, we believe B. Riley is exceptionally well-positioned to support our clients and partners through both up and downcycles.”

Riley added, “Our dividend of $3.00 per share approximates our operating free cash flow generated during the quarter and amounts to over $350 million in total capital distributed to our shareholders through dividends and share repurchases since 2017. With a quarter-end balance sheet supported by over $650 million in cash and investments net of debt, we feel a meaningful capital return policy is consistent with our shareholder commitment while allowing us to continue to aggressively invest in our business. We believe in the strength of our people and our platform to continue to deliver for all of our stakeholders in the years ahead.”

www.brileyfin.com | NASDAQ: RILY	1

Declaration of Common Stock Dividend

The Company’s Board of Directors has approved a total quarterly dividend of $3.00 per share which includes the regular $0.50 dividend and a special dividend of $2.50 per share. The dividend is payable on or about May 28, 2021 to common stockholders of record as of May 17, 2021.

First Quarter 2021 Financial Summary

For the three months ended March 31, 2021, B. Riley Financial reported net income available to common shareholders of $252.9 million, or $8.81 per diluted share.

	Three Months Ended
	March 31,
(Dollars in thousands, except for share data)	2021	2020

Net income (loss) available to common shareholders	$252,907	$(99,720)

Basic income (loss) per common share	$9.38	$(3.83)
Diluted income (loss) per common share	$8.81	$(3.83)

Total quarterly revenues of $600.2 million and total adjusted EBITDA (1) of $385.5 million represented a significant increase versus the prior-year quarter.

	Three Months Ended
	March 31,
(Dollars in thousands)	2021	2020

Operating Revenues (2)	$333,217	$182,236
Investment Gains (Loss)(4)	266,942	(182,442)
Total Revenues	$600,159	$(206)

Operating Adjusted EBITDA (3)	$122,717	$70,908
Investment Adjusted EBITDA (5)	262,764	(166,972)
Total Adjusted EBITDA (1)	$385,481	$(96,064)

First quarter operating revenues (2) of $333.2 million represented an 83% increase from $182.2 million for the prior-year period. Operating adjusted EBITDA (3) increased by 73% to $122.7 million from $70.9 million for the prior-year period.

Operating results were enhanced by significant investment gains (4) of $266.9 million for the first quarter. Investment gains are primarily unrealized mark-to-market valuations on strategic investments held by the Company. These investments comprise certain private and public securities and loans which are often enhanced through utilization of the Company’s strategic advisory, operational and financial services.

As of March 31, 2021, cash and investments (6) totaled approximately $1.9 billion including cash and cash equivalents of $237.6 million. Total cash and investments, (6) net of debt, was $653.8 million at quarter-end.

Additional Metrics and Supplemental Financial Data

Additional metrics related to operating results and investments are presented to provide investors with greater visibility into the Company’s performance and overall results of operations. Further details related to these metrics can be found in B. Riley Financial’s First Quarter 2021 Financial Supplement located on the Company’s investor relations website.

www.brileyfin.com | NASDAQ: RILY	2

First Quarter 2021 Segment Summary

	Operating Revenues (2)		Investment Gains (Loss) (4)		Total Segment Revenue
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
(Dollars in thousands)	2021	2020	2021	2020	2021	2020
Capital Markets	207,899	95,451	264,503	(182,015)	472,402	(86,564)
Wealth Management	65,542	18,887	2,356	(427)	67,898	18,460
Auction and Liquidation	13,450	20,661	-	-	13,450	20,661
Financial Consulting	21,409	20,714	-	-	21,409	20,714
Principal Investments	20,529	22,722	-	-	20,529	22,722
Brands	4,388	3,801	83	-	4,471	3,801

	Segment Operating Income (Loss) (7)		Investment Income (Loss) (5)		Total Segment Income (Loss)
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
(Dollars in thousands)	2021	2020	2021	2020	2021	2020
Capital Markets	105,983	42,611	260,325	(166,545)	366,308	(123,934)
Wealth Management	1,671	856	2,356	(427)	4,027	429
Auction and Liquidation	907	4,289	-	-	907	4,289
Financial Consulting	3,322	4,918	-	-	3,322	4,918
Principal Investments	7,531	8,504	-	-	7,531	8,504
Brands	2,998	(1,817)	83	-	3,081	(1,817)

For the first quarter of 2021:

●	Excluding investment gains, Capital Markets operating revenues increased 118% to $207.9 million from $95.5 million from the prior-year period. Segment operating income (7) totaled $106.0 million. Investment banking experienced an exceptionally strong quarter driven by a number of large transactions.
●	Wealth Management revenues of $67.9 million reflected contributions from the acquisition of National Holdings completed on February 25, 2021. Combined client assets under management totaled approximately $31 billion as of March 31, 2021.
●	Auction and Liquidation segment results included revenues of $13.5 million earned from retail store closing projects completed during the quarter. Results for this segment vary from quarter-to-quarter and year-to-year due to the episodic impact of large retail liquidation engagements.
●	Financial Consulting revenues increased to $21.4 million compared to revenues of $20.7 million for the prior-year period. Segment income was $3.3 million. Results were primarily driven by bankruptcy restructuring and appraisal engagements.
●	Principal Investments companies, magicJack and United Online, contributed revenues of $20.5 million and segment income of $7.5 million. magicJack and United Online continued to perform above expectations, contributing recurring cash flow to the Company.
●	Brands generated revenues of $4.5 million and segment income of $3.1 million related to the licensing of brand trademarks.

Segment Reclassification

The Company has realigned its segment reporting structure as a result of the National acquisition. Under the new structure, results for wealth management are now reported as a standalone segment. Wealth management was previously reported in the Capital Markets segment. In conjunction with the new reporting structure, the Company has recast its segment presentation for all periods presented.

www.brileyfin.com | NASDAQ: RILY	3

Conference Call Details

B. Riley Financial will host a conference call to discuss its first quarter 2021 financial results at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) today, Monday May 3, 2021. Investors may access the live broadcast and archived recording via the Company’s investor relations website.

Date and Time:	Monday May 3, 2021 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial In:	1-855-327-6838 (toll-free) or 1-604-235-2082 (international)
Audio Webcast:	https://ir.brileyfin.com/events-and-presentations

Replay (expires Monday, May 10, 2021)
Dial In:	1-844-512-2921; 10013967 (pin)
Replay Link:	https://ir.brileyfin.com/events-and-presentations

About B. Riley Financial

B. Riley Financial is a diversified financial services company that provides collaborative solutions tailored to fit the capital raising and business advisory needs of its clients and partners. B. Riley operates through several subsidiaries that offer a diverse range of complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction and liquidation services. Certain registered affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley also makes proprietary investments in companies and assets with attractive return profiles. For the latest news and developments, follow us on LinkedIn and Twitter @BRileyFinancial. For more information, visit www.brileyfin.com.

B. Riley refers to B. Riley Financial and/or one or more of its subsidiaries or affiliates. For more information about our affiliated companies, visit www.brileyfin.com/platform.

Footnotes (See "Note Regarding Use of Non-GAAP Financial Measures" for further discussion of these non-GAAP terms.)

(1)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring costs, share-based payments, impairment of tradenames, and transaction related and other costs. For a definition of adjusted EBITDA and a reconciliation to GAAP financial measures, please see the Appendix hereto.
(2)	Operating revenue is defined as the sum of revenues from services and fees, interest income - loans and securities lending, and sale of goods.
(3)	Operating adjusted EBITDA is defined as adjusted EBITDA excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.
(4)	Investment gains is defined as trading income and fair value adjustments on loans.
(5)	Investment adjusted EBITDA and investment gains income (loss) are defined as trading income and fair value adjustments on loans, less other investment related expenses.
(6)	Total cash and investments is defined as the sum of cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (i) securities sold not yet purchased and (ii) other investments participation sold reported in noncontrolling interest, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other equity investments reported in prepaid and other assets.
(7)	Segment operating income is defined as segment income excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.

www.brileyfin.com | NASDAQ: RILY	4

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenues, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring costs, impairment of trade names, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) and fair value adjustments on loans, and other investment related expenses, (iv) including in the case of investment adjusted EBITDA, trading income (losses) and fair value adjustments on loans, net of other investment related expenses, and (v) including in the case of total cash and investments, net of debt, total cash, net securities and investments, and other minus total debt, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding the Company’s anticipated results of operations for 2021, as well as statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic and other risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

Contacts

Investors	Media
Mike Frank	Jo Anne McCusker
ir@brileyfin.com	press@brileyfin.com
(212) 409-2424	(646) 885-5425

www.brileyfin.com | NASDAQ: RILY	5

B. RILEY FINANCIAL, INC.

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	March 31,	December 31,
	2021	2020
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$237,590	$103,602
Restricted cash	8,532	1,235
Due from clearing brokers	416,925	7,089
Securities and other investments owned, at fair value	1,166,704	777,319
Securities borrowed	1,313,635	765,457
Accounts receivable, net	62,425	46,518
Due from related parties	1,079	986
Advances against customer contracts	200	200
Loans receivable, at fair value (includes $200,118 and $295,809 from related parties at March 31, 2021 and December 31, 2020, respectively)	294,085	390,689
Prepaid expenses and other assets	92,812	87,262
Operating lease right-of-use assets	60,518	48,799
Property and equipment, net	15,295	11,685
Goodwill	233,807	227,046
Other intangible assets, net	205,439	190,745
Deferred tax assets, net	2,765	4,098
Total assets	$4,111,811	$2,662,730
Liabilities and Equity
Liabilities:
Accounts payable	$7,487	$2,722
Accrued expenses and other liabilities	267,164	168,478
Deferred revenue	68,515	68,651
Deferred tax liabilities, net	101,270	34,248
Due to related parties and partners	1,503	327
Due to clearing brokers	—	13,672
Securities sold not yet purchased	288,058	10,105
Securities loaned	1,307,069	759,810
Mandatorily redeemable noncontrolling interests	4,514	4,700
Operating lease liabilities	73,630	60,778
Notes payable	6,908	37,967
Loan participations sold	11,230	17,316
Term loan	69,543	74,213
Senior notes payable, net	1,139,100	870,783
Total liabilities	3,345,991	2,123,770

Commitments and contingencies
B. Riley Financial, Inc. stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 3,971 shares issued and outstanding as of March 31, 2021 and December 31, 2020; and liquidation preference of $99,260 as of March 31, 2021 and December 31,2020.	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 27,194,909 and 25,777,796 issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.	3	3
Additional paid-in capital	380,543	310,326
Retained earnings	352,910	203,080
Accumulated other comprehensive loss	(1,459)	(823)
Total B. Riley Financial, Inc. stockholders' equity	731,997	512,586
Noncontrolling interests	33,823	26,374
Total equity	765,820	538,960
Total liabilities and equity	$4,111,811	$2,662,730

www.brileyfin.com | NASDAQ: RILY	6

B. RILEY FINANCIAL, INC.

Consolidated Statements of Income

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended
	March 31,
	2021	2020
Revenues:
Services and fees	$289,469	$159,381
Trading income (losses) and fair value adjustments on loans	266,942	(182,442)
Interest income - Loans and securities lending	36,920	21,851
Sale of goods	6,828	1,004
Total revenues	600,159	(206)
Operating expenses:
Direct cost of services	11,322	19,952
Cost of goods sold	5,326	769
Selling, general and administrative expenses	191,344	87,744
Impairment of tradenames	—	4,000
Interest expense - Securities lending and loan participations sold	19,189	8,473
Total operating expenses	227,181	120,938
Operating income (loss)	372,978	(121,144)
Other income (expense):
Interest income	49	246
Gain (loss) from equity investments	875	(236)
Interest expense	(19,786)	(15,654)
Income (loss) before income taxes	354,116	(136,788)
(Provision) benefit for income taxes	(97,518)	37,539
Net income (loss)	256,598	(99,249)
Net income (loss) attributable to noncontrolling interests	1,942	(584)
Net income (loss) attributable to B. Riley Financial, Inc.	$254,656	$(98,665)
Preferred stock dividends	1,749	1,055
Net income (loss) available to common shareholders	$252,907	$(99,720)

Basic income (loss) per common share	$9.38	$(3.83)
Diluted income (loss) per common share	$8.81	$(3.83)

Weighted average basic common shares outstanding	26,972,275	26,028,613
Weighted average diluted common shares outstanding	28,710,368	26,028,613

www.brileyfin.com | NASDAQ: RILY	7

B. RILEY FINANCIAL, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$256,598	$(99,249)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	6,759	4,956
Provision for doubtful accounts	402	724
Share-based compensation	5,526	5,322
Fair value adjustments, non-cash	(10,726)	17,926
Non-cash interest and other	(4,375)	(2,827)
Effect of foreign currency on operations	(726)	179
(Income) loss from equity investments	(875)	236
Dividends from equity investments	305	589
Deferred income taxes	62,696	(4,254)
Impairment of intangibles and gain on disposal of fixed assets	—	4,046
Loss (gain) on extinguishment of debt	919	(1,556)
Gain on equity investment	(3,544)	—
Income allocated for mandatorily redeemable noncontrolling interests	130	175
Change in operating assets and liabilities:
Due from clearing brokers	(416,038)	12,939
Securities and other investments owned	(235,504)	125,061
Securities borrowed	(548,178)	140,168
Accounts receivable and advances against customer contracts	(3,885)	15,674
Prepaid expenses and other assets	(5,629)	(37,151)
Accounts payable, accrued expenses and other liabilities	30,505	(22,097)
Amounts due to/from related parties and partners	1,083	752
Securities sold, not yet purchased	277,446	(27,522)
Deferred revenue	(3,042)	6,589
Securities loaned	547,259	(139,636)
Net cash (used in) provided by operating activities	(42,894)	1,044
Cash flows from investing activities:
Purchases of loans receivable	(75,669)	(115,328)
Repayments of loans receivable	87,476	42,128
Sale of loan receivable to related party	—	1,800
Repayment of loan participations sold	(6,086)	(244)
Acquisition of business, net of $34,924 cash acquired	(260)	—
Purchases of property, equipment and other	(101)	(438)
Proceeds from sale of property, equipment and intangible assets	—	1
Purchase of equity investments	(4,698)	—
Net cash provided by (used in) investing activities	662	(72,081)
Cash flows from financing activities:
Repayment of asset based credit facility	—	(37,096)
Repayment of notes payable	(37,610)	(357)
Repayment of term loan	(4,750)	(4,810)
Proceeds from issuance of senior notes	402,404	171,078
Redemption of senior notes	(128,156)	(1,829)
Payment of debt issuance costs	(7,510)	(2,724)
Payment for contingent consideration	(75)	—
Payment of employment taxes on vesting of restricted stock	(22)	(505)
Common dividends paid	(95,183)	(9,609)
Preferred dividends paid	(1,749)	(1,055)
Repurchase of common stock	—	(24,068)
Distribution to noncontrolling interests	(11,571)	(1,323)
Contribution from noncontrolling interests	3,722	—
Proceeds from issuance of common stock	64,713	—
Proceeds from issuance of preferred stock	—	4,630
Net cash provided by financing activities	184,213	92,332
Increase in cash, cash equivalents and restricted cash	141,981	21,295
Effect of foreign currency on cash, cash equivalents and restricted cash	(696)	(1,332)
Net increase in cash, cash equivalents and restricted cash	141,285	19,963
Cash, cash equivalents and restricted cash, beginning of period	104,837	104,739
Cash, cash equivalents and restricted cash, end of period	$246,122	$124,702

Supplemental disclosures:
Interest paid	$36,725	$21,785
Taxes paid	$53	$574

www.brileyfin.com | NASDAQ: RILY	8

B. RILEY FINANCIAL, INC.

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2021	2020
Capital Markets segment:
Revenues - Services and fees	$170,979	$73,600
Trading income (losses) and fair value adjustments on loans	264,503	(182,015)
Interest income - Loans and securities lending	36,920	21,851
Total revenues	472,402	(86,564)
Selling, general and administrative expenses	(86,140)	(28,301)
Interest expense - Securities lending and loan participations sold	(19,189)	(8,473)
Depreciation and amortization	(765)	(596)
Segment income (loss)	366,308	(123,934)
Wealth Management segment:
Revenues - Services and fees	65,542	18,887
Trading income (losses) and fair value adjustments on loans	2,356	(427)
Total revenues	67,898	18,460
Selling, general and administrative expenses	(61,472)	(17,548)
Depreciation and amortization	(2,399)	(483)
Segment income	4,027	429
Auction and Liquidation segment:
Revenues - Services and fees	7,358	20,661
Revenues - Sale of goods	6,092	—
Total revenues	13,450	20,661
Direct cost of services	(6,580)	(14,816)
Cost of goods sold	(4,474)	(29)
Selling, general and administrative expenses	(1,489)	(1,526)
Depreciation and amortization	—	(1)
Segment income	907	4,289
Financial Consulting segment:
Revenues - Services and fees	21,409	20,714
Selling, general and administrative expenses	(17,989)	(15,729)
Depreciation and amortization	(98)	(67)
Segment income	3,322	4,918
Principal Investments - United Online and magicJack segment:
Revenues - Services and fees	19,793	21,718
Revenues - Sale of goods	736	1,004
Total revenues	20,529	22,722
Direct cost of services	(4,742)	(5,136)
Cost of goods sold	(852)	(740)
Selling, general and administrative expenses	(4,870)	(5,463)
Depreciation and amortization	(2,534)	(2,879)
Segment income	7,531	8,504
Brands segment:
Revenues - Services and fees	4,388	3,801
Trading income and fair value adjustments on loans	83	—
Total revenues	4,471	3,801
Selling, general and administrative expenses	(676)	(904)
Depreciation and amortization	(714)	(714)
Impairment of tradenames	—	(4,000)
Segment income (loss)	3,081	(1,817)
Consolidated operating income (loss) from reportable segments	385,176	(107,611)

Corporate and other expenses (including (loss) gain on extinguishment of debt of ($919) and $1,556 during the three months ended March 31, 2021 and 2020, respectively.)	(12,198)	(13,533)
Interest income	49	246
Income (loss) on equity investments	875	(236)
Interest expense	(19,786)	(15,654)
Income (loss) before income taxes	354,116	(136,788)
(Provision) benefit for income taxes	(97,518)	37,539
Net income (loss)	256,598	(99,249)
Net income (loss) attributable to noncontrolling interests	1,942	(584)
Net income (loss) attributable to B. Riley Financial, Inc.	254,656	(98,665)
Preferred stock dividends	1,749	1,055
Net income (loss) available to common shareholders	$252,907	$(99,720)

www.brileyfin.com | NASDAQ: RILY	9

B. RILEY FINANCIAL, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2021	2020
Net income (loss) attributable to B. Riley Financial, Inc.	$254,656	$(98,665)
Adjustments:
Provision (benefit) for income taxes	97,518	(37,539)
Interest expense	19,786	15,654
Interest income	(49)	(246)
Share based payments	5,526	5,322
Depreciation and amortization	6,759	4,956
Impairment of tradenames	—	4,000
Transactions related costs and other	1,285	10,454

Total EBITDA adjustments	130,825	2,601

Adjusted EBITDA	$385,481	$(96,064)
Operating EBITDA Adjustments:
Trading (income) losses and fair value adjustments on loans	(266,942)	182,442
Other investment related expenses	4,178	(15,470)

Total Operating EBITDA Adjustments	(262,764)	166,972

Operating Adjusted EBITDA	$122,717	$70,908

www.brileyfin.com | NASDAQ: RILY	10

B. RILEY FINANCIAL, INC.

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended March 31,
	2021	2020
Net income (loss) attributable to B. Riley Financial, Inc.	$254,656	$(98,665)
Adjustments:
Share based payments	5,526	5,322
Amortization of intangible assets	5,886	4,024
Impairment of tradenames	—	4,000
Transactions related costs and other	1,285	10,454
Income tax effect of adjusting entries	(3,516)	(6,559)
Adjusted net income (loss) attributable to B. Riley Financial, Inc.	$263,837	$(81,424)

Adjusted income per common share:
Adjusted basic income (loss) per share	$9.78	$(3.13)
Adjusted diluted income (loss) per share	$9.19	$(3.13)

Shares used to calculate adjusted basic net income per share	26,972,275	26,028,613
Shares used to calculate adjusted diluted net income per share	28,710,368	26,028,613

Source: B. Riley Financial, Inc.

# # #

www.brileyfin.com | NASDAQ: RILY	11